Exhibit 99.1

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News
Release                                                               [TXU LOGO]

--------------------------------------------------------------------------------
1601 Bryan Street
Dallas, Texas 75201-3411

                                                    FOR IMMEDIATE RELEASE

    TXU REPORTS IMPROVED FIRST QUARTER RESULTS; PROGRESS ON INITIATIVES, AND
                               INCREASED OUTLOOK

DALLAS - MAY 5, 2005 - TXU Corp. (NYSE: TXU) today reported consolidated results for the first quarter ended March 31, 2005.

o For the first quarter of 2005, TXU reported net income available for common stock of $416 million, representing a loss of $0.19(1) per share, compared to net income of $173 million, or $0.49 per share for 2004.

o Operational earnings(2), which exclude special items and discontinued operations, for the first quarter of 2005 were $246 million, $1.01 per share, compared to $149 million, $0.43 per share for 2004, a 135 percent increase in per share earnings.

o The outlook for operational earnings for 2005 was increased to $6.25 to $6.45 per share, and the growth rate for 2006 relative to this revised outlook base was maintained at 16 to 20 percent. For details see page 9.

REPORTED EARNINGS
For the first quarter of 2005, reported earnings of $416 million include income from discontinued operations(3) of $15 million, or $0.06 per share. Income from continuing operations was $406 million, representing a loss of $0.23 per share, for the first quarter 2005 compared to income of $128 million, $0.37 per share for the prior year period. Income from continuing operations for the first quarter of 2005 includes income from special items, primarily associated with the benefits of reductions in tax reserves and litigation settlement expenses net of transitional Capgemini outsourcing costs and other restructuring-related expenses, totaling $155 million, $0.64 per share. For reported earnings per share purposes, the dilution calculation also subtracts $462 million related to the estimated true-up (as of March 31, 2005) on the company's accelerated share repurchase program. Reported earnings of $173 million, $0.49 per share, for the first quarter of 2004 include losses from special items of $26 million, $0.07 per share and income from discontinued operations of $50 million, $0.13 per share. Special items are discussed in more detail on page 3.

Reported and operational earnings per share are diluted. For periods when common stock equivalents are not dilutive, diluted shares are equal to basic shares outstanding.

OPERATIONAL EARNINGS
The 135 percent increase in operational earnings per share, which excludes special items and the effect of the accelerated share repurchase program true-up, reflects improved performance from the TXU Energy Holdings and TXU Electric Delivery segments, reduced corporate expenses, and fewer average common shares outstanding.

"The first quarter results are a solid start to delivering on our 2005 outlook, in spite of unsustainably low margins and robust competition in the retail business, and very volatile commodity prices," said C. John Wilder, chief executive officer, TXU Corp. "We continue to progress in transforming TXU into a high-performance industrial company through a focus on operational excellence, market leadership, and performance management."


----------------------------
(1) A description of the calculation of diluted earnings per share is provided in Table 2 on page 3. The primary reason for positive net income versus negative diluted earnings per share is, pursuant to accounting rules, an adjustment to net income for purposes of calculating earnings per share for the $462 million change during the quarter in the estimated true-up payment related to the company's 52.5 million share accelerated common stock repurchase in November 2004, which is expected to be settled in the second or third quarter of 2005.

(2) Operational earnings is a non-GAAP measure that adjusts net income for special items. See Attachment 1: Financial Definitions for a detailed definition of operational earnings and other GAAP and non-GAAP financial measures used in this release.

(3) See Appendix Table L for details of discontinued operations.

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

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Table 1 below  provides  a  recap  of  operational  highlights  and  significant transactions completed since the beginning of 2005.

TABLE 1: 2005 HIGHLIGHTS
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DATE                                      HIGHLIGHT
------------- ------------------------------------------------------------------
01-21 Reached a comprehensive settlement of shareholder class-action litigation initially filed in Oct. 2002. The agreement, which is subject to final court approval and in which TXU denies any liability, benefited shareholders and the company by removing the
               distractions,   expense,  and  uncertainty  that  accompany  such
               litigation.
.............. ..................................................................
01-27 Announced a comprehensive agreement resolving potential claims related to TXU Europe Ltd. and its affiliates and major creditor groups. The agreement is contingent in part upon creditor approval of the bankruptcy plan. While such approval has been received, two creditor groups subsequently filed an application in UK court objecting to the plan. TXU expects that these objections will be resolved but that completion of the agreement will be delayed until the third or fourth quarter of 2005. The agreement benefits the parties by providing additional funds for creditors, eliminating a potential protracted claim proceeding that could have included claims of billions of dollars, and closing a difficult chapter in TXU's history.
.............. ..................................................................
02-01          Offered  the  capacity  from 61 percent of its  natural-gas-fired
               Texas   generating   fleet  for   contract   (through  a  tolling
               arrangement) or for sale. This request for proposal, which is expected to be completed in phases in the second and third quarters, will help TXU Power ensure it remains competitively priced, highly dependable, and flexible to meet the needs of the market.
.............. ..................................................................
02-01 Launched TXU ENERGY REWARDS+, a one-of-a-kind, internet-based program for retail electricity customers that offers merchandise and services at prices that are up to 45 percent lower than the most popular online travel and shopping sites. Early results indicate the new loyalty program is being well received by customers as over 30,000 have joined during the pilot.
.............. ..................................................................
03-31 Amended subsidiary credit facilities, increasing the capacity from $2.5 billion to $3.5 billion, lowering the borrowing costs and extending the maturity dates. These actions further evidence the strength of TXU's business.
.............. ..................................................................
04-15 Opened the Power Optimization Center (POC), a state-of-the-art, fleet-level diagnostic facility designed to provide real-time monitoring of TXU's power plant performance systems. The POC integrates telecommunications and on-line technologies to detect plant and equipment performance issues, resulting in improved heat rates and reliability at the plants.
.............. ..................................................................
04-15 Filed a request with the Public Utility Commission of Texas to raise retail electricity prices in native North Texas markets, reflecting the more than 20 percent increase in natural gas prices since the last adjustment in August 2004. Since the retail electricity market in Texas opened to competition in 2002, natural gas prices have increased more than 170 percent. If the requested increase of 9.9 percent on an average residential bill is approved, electricity prices would have increased only 25 percent from prices before the market opened. TXU Energy's price to beat will remain one of the lowest in the state.
.............. ..................................................................
04-28 Comanche Peak Unit 2 synchronized to the grid after a 32 day planned refueling and maintenance outage, 3 days earlier than the 35 day target.
.............. ..................................................................
05-04 Signed a definitive agreement to sell TXU's Pedricktown gas-fired cogeneration facility located in New Jersey for $8.5 million. The closing of the sale is expected to occur in the second or third quarter of 2005.
.............. ..................................................................
05-05 Announced the intent to increase the accelerated share repurchase program by 6 million shares, consistent with the company's previously disclosed plan to offset share issuances and maintain
               average   diluted   shares  of  common   stock   outstanding   at
               approximately 240 million for 2005. Details of the agreement will be filed with the Securities and Exchange Commission in a Form 8-K.
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EARNINGS TELECONFERENCE TODAY
TXU will host a teleconference with financial analysts to discuss its first quarter 2005 results and updated outlook for 2005 and 2006 at 10:00 a.m. Central (11:00 a.m. Eastern) today. The telephone numbers are 800-309-0343 in the United States and Canada and 706-634-7057 internationally, with confirmation code 4355873. THE TELECONFERENCE WILL BE WEB CAST LIVE ON TXU CORP.'S WEB SITE AT www.txucorp.com FOR ALL INTERESTED PARTIES.

CONSOLIDATED RESULTS
Table 2 below provides the shares and adjustments included in the calculation of diluted earnings per share for reported and operational earnings for first quarter 2005 compared to the first quarter 2004.

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

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TABLE 2: SUMMARY CALCULATION OF EARNINGS PER SHARE(4)
Q1 05 AND Q1 04; $MILLIONS, MILLION SHARES, $ PER SHARE

============================================================================================================================
                                                                   Q1 05            Q1 05            Q1 04            Q1 04
FACTOR                                                          REPORTED      OPERATIONAL         REPORTED      OPERATIONAL
======================================================= ================= ================ ================ ================
NET INCOME TO COMMON                                                 416                -              173                -
........................................................ ................. ................ ................ ................
OPERATIONAL EARNINGS                                                   -              246                -              149
........................................................ ................. ................ ................ ................
   Interest on EPMIs, convertible senior notes                         -                -               13               13
........................................................ ................. ................ ................ ................
   Share repurchase estimated true-up (3/31/05)                     (462)               -                -                -
........................................................ ................. ................ ................ ................
AVERAGE SHARES FOR DILUTED EARNINGS CALCULATION
........................................................ ................. ................ ................ ................
  Basic shares                                                       238                -                -                -
........................................................ ................. ................ ................ ................
  Diluted shares                                                       -              243              380              380
........................................................ ................. ................ ................ ................
DILUTED EARNINGS PER SHARE                                         (0.19)            1.01             0.49             0.43
============================================================================================================================

Table 3 below reconciles operational earnings to reported net income available for common stock.

TABLE 3: RECONCILIATION OF OPERATIONAL EARNINGS TO REPORTED NET INCOME Q1 05 VS. Q1 04; $MILLIONS AND $ PER SHARE AFTER TAX

============================================================================================================================
FACTOR                                                                 Q1 05           Q1 05           Q1 04          Q1 04
======================================================= ================= ================ ================ ================
NET INCOME (LOSS) TO COMMON                                              416           (0.19)            173           0.49
............................................................... .............. ............... ............... ..............
   Discontinued operations                                               (15)          (0.06)            (50)         (0.13)
............................................................... .............. ............... ............... ..............
   Preference stock dividends                                              5            0.02               5           0.01
............................................................... .............. ............... ............... ..............
INCOME (LOSS) FROM CONTINUING OPERATIONS                                 406           (0.23)            128           0.37
............................................................... .............. ............... ............... ..............
   Preference stock dividends                                             (5)          (0.02)             (5)         (0.01)
............................................................... .............. ............... ............... ..............
   Special items                                                        (155)          (0.64)             26           0.07
............................................................... .............. ............... ............... ..............
   Effect of accelerated share repurchase estimated true-up                -            1.94               -              -
............................................................... .............. ............... ............... ..............
   Effect of share dilution                                                -           (0.04)              -              -
............................................................... .............. ............... ............... ..............
OPERATIONAL EARNINGS                                                     246            1.01             149           0.43
============================================================================================================================

Special items in the first quarter of 2005 accounted for income of $155 million after tax, or $0.64 per share of common stock. These benefits relate primarily to the reduction of $138 million of the company's federal income tax valuation allowance reserve related to the write-off of its investment in TXU Europe due to the anticipated ability to utilize additional capital losses and the expected receipt of an additional $23 million ($35 million before tax) from insurance carriers related to the settlement of the securities class action lawsuit announced in January 2005. For the first quarter of 2004, special items accounted for a loss of $26 million after tax or $0.07 per share and resulted primarily from costs associated with the company's restructuring and improvement program and one-time compensation expense as disclosed in 2004. Because of the nature and significance of these items, presentation of results after adjustment for the items allows for a more meaningful analysis of the underlying performance of the business. Special items are described in Appendix Table A.

The calculation of reported earnings per share also includes the effect of the estimated true-up on the price of the company's accelerated share repurchase agreement entered in November 2004. The effect of the estimated adjustment on reported (GAAP) earnings per share is to reduce net income to common by the estimated $462 million change in the true-up during the quarter ending March 31, 2005. Although impacting the diluted earnings per share, the true-up will not affect net income when paid.

Under the terms of the repurchase agreement, the counterparty immediately borrowed shares of TXU Corp. common stock that were sold to and cancelled by TXU Corp. at an initial price of $64.57 per share. The counterparty then purchases an equivalent number of shares in the open market to return the shares. Under the agreement, the initial price that TXU Corp. paid for the shares will be adjusted to the actual price paid for the shares by the counterparty in the open market plus related


---------------------------
(4) For the first quarter 2005, the dilution calculation for operational earnings reflects the addition to net income of interest on the convertible senior notes of $0.1 million after tax and addition of 5 million shares related primarily to the effect of share-based compensation (3.4 million), the convertible senior notes (0.7 million) and the equity-linked securities (0.8 million). The diluted earnings per share calculation for reported earnings reflects a reduction of net income by the $462 million change in the estimated cost of the true-up of the company's share repurchase agreement during the quarter and divides the reduced amount by the average basic shares. For the first quarter 2004 reported and operational earnings dilution calculation, the $13 million after-tax interest expense on the TXU Energy Co. exchangeable preferred membership interests (EPMIs), which were repurchased by TXU Corp. on April 26, 2004, are added to net income and the related 57 million shares are added to the share average share count.

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

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settlement  fees and expenses.  As of March 31, 2005,  approximately  66% of the shares had been purchased at an average price of $69.82. Had the remaining shares been purchased at the $79.63 closing share price on that date, the estimated change between December 31, 2004 and March 31, 2005 in the amount that TXU Corp. would pay for the adjustment to the initial share price was $462 million.

As of May 3, 2005, approximately 84% of the shares had been repurchased at an average price of $72.73. If the remaining shares are repurchased at the $81.65 closing share price on that date, the estimated true-up payment would be $540 million. While TXU Corp. has the option under the agreement to pay the true-up in cash and/or common stock, it currently expects to make the payment in cash from credit facility borrowings and repay those borrowings with free cash flows. The timing of the true-up is currently estimated to be June 2005.

CONSOLIDATED OPERATIONAL EARNINGS SUMMARY
Table 4 below provides a consolidated summary of major drivers of operational earnings per share. A more detailed discussion of contributions and drivers by segment is provided in Business Segment Results.

TABLE 4:  CONSOLIDATED - OPERATIONAL EARNINGS RECONCILIATION
Q1 05 VS. Q1 04; $MILLIONS AND $ PER SHARE

=========================================================================
EARNINGS FACTOR                                 $MILLIONS    $ PER SHARE
========================================== =============== ==============
Q1 04 OPERATIONAL EARNINGS                            149           0.43
........................................... ............... ..............
   TXU Energy Holdings segment                         79           0.21
........................................... ............... ..............
   TXU Electric Delivery segment                        6           0.02
........................................... ............... ..............
   Corporate expenses                                  12           0.03
........................................... ............... ..............
   Effect of reduced shares                             -           0.32
........................................... ............... ..............
Q1 05 OPERATIONAL EARNINGS                            246           1.01
=========================================================================

Operational earnings were $1.01 per share of common stock, up 135 percent from $0.43 per share in the first quarter of 2004. The increase was driven by a reduction in the average shares outstanding, a $0.21 per share improvement in operational earnings from the TXU Energy Holdings segment, a $0.02 per share improvement in operational earnings from the TXU Electric Delivery segment and a $0.03 reduction in corporate expenses. The decrease in average shares of common stock was primarily due to the repurchase of TXU Energy Company's exchangeable preferred membership interests in April 2004, and approximately 84 million shares of TXU Corp. common stock between May and November 2004, inclusive. A more detailed review of variances by segment is provided below.

CASH FLOW AND FINANCIAL FLEXIBILITY
For the quarter ended March 31, 2005, cash provided by operating activities was $197 million compared to $338 million for 2004. The decrease primarily reflects a payment of $84 million in settlement of the securities class action lawsuit announced in January 2005, which is net of $66 million of insurance carrier proceeds received through March 31. An additional $35 million recovery has been agreed to with carriers and is expected to be received later this month. The variance also includes a $42 million tax payment in 2005 associated with 2004 results.

Table 5 below provides a summary of consolidated common stock and return measures at March 31, 2005 and 2004.

TABLE 5: CONSOLIDATED - RETURN STATISTICS
TWELVE MONTHS ENDED 3/31/05 AND 3/31/04; MIXED MEASURES

============================================================================================================================
STATISTIC                                                                                 3/31/05     3/31/04       %CHANGE
===================================================================================== ============ =========== =============
Common stock data:
...................................................................................... ............ ........... .............
   Basic shares outstanding-end of period (millions)                                          239         324        (26.2)
...................................................................................... ............ ........... .............
   Return on average common stock equity - based on net income (%)                          (4.5)        13.2             -
...................................................................................... ............ ........... .............
   Return on average common stock equity - based on operational earnings (%)                 31.1        12.7             -
...................................................................................... ............ ........... .............
   Return on average invested capital - based on adjusted net income (%)                      7.3         6.5          12.3
...................................................................................... ............ ........... .............
   Return on average invested capital - based on adjusted operational earnings (%)            9.0         6.4          40.6
============================================================================================================================

TXU Corp.'s continued progress in improving its financial flexibility is reflected in its credit metrics for the first quarter 2005 as compared to the fourth quarter of 2004 in Table 6 below. Strong credit metrics are an essential determinant in TXU Corp.'s disciplined approach to capital allocation.

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

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TABLE 6: CONSOLIDATED - FINANCIAL FLEXIBILITY MEASURES
12 MONTHS ENDED 3/31/05 AND 12/31/04; MIXED MEASURES

============================================================================================================================
FINANCIAL FLEXIBILITY MEASURE                     3/31/05             12/31/04                CHANGE                %CHANGE
==================================== ===================== ==================== ===================== ======================
EBITDA/Interest                                       4.1                  4.0                   0.1                    2.5
..................................... ..................... .................... ..................... ......................
Debt/EBITDA                                           4.1                  4.2                  (0.1)                  (2.4)
============================================================================================================================

Table 7 below represents available liquidity (cash and available credit facility capacity) as of April 29, 2005 and December 31, 2004. In March, TXU Corp.'s subsidiaries increased the capacity by $1 billion, lowered the cost and extended the terms of their credit facilities as part of the company's ongoing efforts to improve liquidity and financial flexibility. TXU plans to maintain minimum available liquidity of $1.5 billion.

TABLE 7: CONSOLIDATED - LIQUIDITY
AVAILABLE AMOUNTS AS OF 4/29/05 AND 12/31/04; $MILLIONS

============================================================================================================================
LIQUIDITY COMPONENT                                                       BORROWER        MATURITY      4/29/05    12/31/04
================================== ================================================ =============== ============ ===========
Cash and cash equivalents                                                                                    10         106
................................... ................................................ ............... ............ ...........
$1.4 billion credit facility              TXU Energy Co./TXU Electric Delivery Co.         June 08          966       1,172
................................... ................................................ ............... ............ ...........
$1.6 billion credit facility              TXU Energy Co./TXU Electric Delivery Co.        March 10        1,560           -
................................... ................................................ ............... ............ ...........
$500 million credit facility              TXU Energy Co./TXU Electric Delivery Co.         June 10          375         500
................................... ................................................ ............... ............ ...........
$500 million credit facility                                        TXU Energy Co.     December 09            -         500
................................... ................................................ ............... ............ ...........
Terminated facilities                                                                                         -         531
................................... ................................................ ............... ............ ...........
   Total liquidity                                                                                        2,911       2,809
============================================================================================================================

BUSINESS SEGMENT RESULTS
The following is a discussion of operational earnings by business segment. TXU Corp.'s business segments include the TXU Energy Company LLC (TXU Energy Holdings segment), TXU Electric Delivery, and Corporate operations.

TXU ENERGY HOLDINGS SEGMENT
TXU Energy Company LLC, the unregulated business segment (TXU Energy Holdings segment), consists of electricity generation (TXU Power) and consumer, business and wholesale markets activities (collectively, TXU Energy). These businesses are effectively managed as one business through the wholesale markets function that captures the natural hedge inherent between the retail and generation businesses. TXU Power and the retail business of TXU Energy are separate legal entities that, in accordance with regulatory requirements, operate independently within the competitive Texas power market.

TXU ENERGY HOLDINGS SEGMENT: OPERATIONAL PERFORMANCE
TXU Energy (consumer, business, and wholesale markets) continued to make progress toward operational excellence and market leadership in the first quarter of 2005.

Competition in consumer markets remained robust, primarily driven by increased competitor marketing and higher discounting despite declining headroom as a result of increased natural gas and power prices. Net residential customer attrition was 1.2% for the quarter, down from 2.1% the previous quarter but higher than the 0.5% net growth experienced during Q1 2004, primarily due to higher native market switching than a year ago when competitive activity was low and reduced levels of customers returned to TXU Energy from competitive retailers due to non-payment. However, as TXU Energy continues to focus on customer service improvements and bad debt reduction efforts, the relative profitability of the customer base continues to improve. For example, approximately 50 percent of the customer attrition was from customers with poor payment history in the past 12 months.

TXU Energy expects to launch several initiatives during the summer of 2005, including retention programs and competitive offers, to reduce the level of switching during this period of high competition. These include expansion of the successfully piloted TXU Rewards+ program in North Texas. The internet-based TXU Energy Rewards+ program, a loyalty program allowing TXU Energy customers to use Rewards dollars to obtain discounts on the purchase of travel, entertainment and merchandise of up to 45 percent lower than popular on-line travel and shopping sites, was launched in February. Over 30,000 customers have joined this program since it began, and expansion of the program is underway. In addition, to remain aggressive in acquiring and retaining a high-value customer mix, an assertive advertising campaign is being launched outside of TXU Energy's native market to highlight the benefits of switching to TXU Energy. These programs are expected to increase profitable customer acquisitions since TXU Energy has improved its bad debt management capabilities and lowered its cost to serve customers through the Capgemini agreement. For the year TXU Energy expects native market attrition to range from 7 to 8 percent as compared to previous forecasts of around 5 percent.

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

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TXU Energy also continues to improve the customer  experience.  Average speed to answer customer calls for the quarter was 12 seconds compared to over 110 seconds in the prior year period. Customer time in the integrated voice recognition system (IVR) was down 28 percent from the prior year period to 78 seconds. PUC complaints were also down by 42 percent from the prior year. The
Capgemini   Energy   partnership  has  assisted  in  delivering   these  service
improvements and is expected to deliver an estimated $115 million of SG&A expense savings system-wide in 2005 as compared to 2003, of which approximately 30 percent was realized in 2004. TXU Energy also continues to make substantial progress in reduction of bad debt expense with an additional $15 million reduction in the first quarter as compared to the prior year period.

Competition also remains robust in business markets. The churn rate for small and medium businesses remained at about the fourth quarter 2004 pace even with increased power prices reducing headroom during the first quarter of 2005. In response, TXU Energy has expanded and enhanced the telephone and direct sales forces. The acquisition process for new small and medium customers has also been streamlined by eliminating several steps and improving monitoring which is expected to significantly increase its effectiveness, simplify the process for customers and reduce the time required to complete the acquisition. For large commercial and industrial customers, delivered volumes decreased 35 percent to
4.4 TWh as compared to 6.7 TWh in the first quarter 2004, reflecting TXU Energy's change in strategy in 2004 to focus on more profitable margins and continued fierce competition in the market. Along with the change in strategy, the business markets group has improved its contracting activity through more effective sales coverage and by reducing selling costs by over 35 percent.

TXU Power achieved several significant milestones during the first quarter of 2005. Excluding planned outages, TXU Power's nuclear plant safely produced at a
100.1 percent capacity factor outperforming the 99.2 percent level in the same period of 2004. Unit 2 recently completed a planned refueling outage that was completed safely and in 32 days, or 3 days less than the targeted plan. Performance from the lignite fleet also improved with high levels of reliable, low cost output, achieving an aggregate capacity factor excluding planned outages of 96.0 percent as compared to 92.3 percent in the first quarter of 2004. The lean operating techniques of the TXU Operating System have had a dramatic and positive impact on the fleet performance. Planned outage durations have been reduced by approximately nine percent, while maintaining the scope of the maintenance performed. Cycle times for equipment repairs, such as draglines and coal crushers have also been safely cut by 25 to 30 percent, increasing availability and output. This and other TXU Operating System improvements have been achieved by fully engaging employees and contractors in identifying and eliminating waste and delivering sustainable operational and earnings improvements. In mid-April, TXU Power opened the Power Optimization Center
(POC). The POC utilizes telecommunications and on-line technologies to detect plant performance issues before they become a problem, resulting in improved heat rates and reliability at the plants. The POC is already improving reliability by identifying elevated vibration and temperature trends in fans and motors at TXU Power's lignite and nuclear plants.

TXU ENERGY HOLDINGS SEGMENT: FINANCIAL PERFORMANCE
In the first quarter of 2005, the TXU Energy Holdings segment reported income from continuing operations of $0.85 per share, a 174 percent increase over income from continuing operations of $0.31 per share in the first quarter of 2004. Special items for the first quarter 2005 were $2 million, or $0.01, as detailed in Appendix Table A. Operational earnings in the first quarter of 2005 were $0.85 per share as compared to $0.33 per share in the prior year period, a 158 percent increase. Excluding the effect of lower average shares, the TXU Energy Holdings segment operational earnings improved by $0.21 per share.

Table 8 below reconciles the change in operational earnings from 2004 to 2005 for the first quarter periods.

TABLE 8: TXU ENERGY HOLDINGS SEGMENT - OPERATIONAL EARNINGS RECONCILIATION Q1 05 VS. Q1 04; $MILLIONS AND $ PER SHARE

======================================================================
EARNINGS FACTOR                               $MILLIONS   $ PER SHARE
========================================= ============== =============
Q1 04 OPERATIONAL EARNINGS                          127          0.33
.......................................... .............. .............
   Contribution margin                               44          0.11
.......................................... .............. .............
   Operating costs                                   15          0.04
.......................................... .............. .............
   Depreciation and amortization                     18          0.05
.......................................... .............. .............
   SG&A                                              35          0.09
.......................................... .............. .............
   Other income and deductions                        7          0.02
.......................................... .............. .............
   Net interest                                      (5)        (0.01)
.......................................... .............. .............
   Income taxes                                     (35)        (0.09)
.......................................... .............. .............
   Effect of reduced shares                           -          0.31
.......................................... .............. .............
Q1 05 OPERATIONAL EARNINGS                          206          0.85
======================================================================

The $44 million ($0.11) increase in contribution margin for the first quarter 2005 versus the comparable 2004 period reflects higher retail and wholesale prices (primarily driven by increased natural gas prices), increased lignite generation plant output, and more effective replacement of gas plant output with lower cost purchased power. These increases were partially offset by the effect on contribution margins of decreased retail sales volumes due to robust competition, milder weather (approximately $13 million in margin versus normal weather and $5 million versus the prior year period), and reduced hedging and risk management activities revenue. The decline in operating costs of $15 million was primarily due to reduced expenses resulting from the dissolution of the customer services agreement with TXU Gas and the sale of the TXU Fuel assets, both of which have associated reductions in contribution margin.. The decline also reflects $3 million in lower pension and postretirement benefit costs.

================================================================================

================================================================================

The reduction in depreciation and amortization expense was primarily the result of reductions in the 2005 depreciation rates for lignite generation facilities assets due to an increase in the estimated average depreciable lives of the assets and decreased depreciation expense associated with TXU Fuel assets sold in June 2004. SG&A expenses for the first quarter of 2005 declined $35 million primarily due to reductions in shared services costs of $12 million including the effects of the Capgemini agreement, reductions in pension and benefits expenses and incentive plan accruals, and decreased bad debt expenses of $15 million as a result of stricter disconnect policies, more focused collection activities and lower accounts receivable balances. Other deductions include the benefit of a $15 million reduction to the estimated combustion turbine lease impairment recorded in 2004. The adjustment was made to reflect the value of bids received in the offer to lease the units under a tolling agreement. Other deductions also include a $12 million provision for default by a counterparty under a coal supply contract.

Total retail electricity revenues for the quarter ended March 31, 2005 decreased $148 million, 10.5 percent as compared to the 2004 period primarily due to decreased sales volumes resulting from the effects of retail customer losses and milder weather, partially offset by higher retail prices, reflecting increased natural gas prices. Wholesale electricity revenues increased $50 million, 10.7 percent, due to higher wholesale prices, somewhat offset by lower sales volumes. The decrease of $11 million in other revenues for the first quarter 2005 as compared to the prior period is primarily associated with the dissolution of the customer services agreement with TXU Gas and the sale of the TXU Fuel assets in June 2004. Appendix Table B provides details of operating revenues for the TXU Energy Holdings segment for the first quarter of 2005 compared to previous year period.

Revenues from hedging and risk management activities decreased $45 million for the quarter ended March 31, 2005 versus the comparable 2004 period. The decrease includes $18 million in losses related primarily to short term positions used to hedge gas commodity price risk. It also includes an $8 million increase in credit reserves due to increased commodity prices and $6 million in mark-to-market losses on economic hedges on gas storage expected to be offset by accrual gains later in the year. Because hedging activities are intended to mitigate the risk of commodity price movements on revenues and cost of energy sold, the changes in such results should not be viewed in isolation but rather taken together with the effects of price and cost changes on margins.

As shown in Appendix Table F, the total cost of energy sold and delivery fees decreased $198 million, 15.8 percent for the first quarter 2005 compared to the prior year quarter primarily due to a decrease in sales volumes. The segment contribution margin percent improved due to more efficient base load generation and lower levels of natural gas generation and purchased power, partially offset by higher prices of natural gas and purchased power and an increase in average delivery fees.

Appendix  Table G  provides  a  quarter-to-quarter  summary  of the  TXU  Energy
Holdings segment generation and supply operating statistics. Results for the 2005 quarter depict the benefit of more effective sourcing of purchased power versus higher heat rate natural gas-fired generation as well as increased production from the lignite generation plants. The increase in gas and purchased power prices for 2005 was the result of higher gas prices. The increase in lignite production was primarily due to improved operating performance, reduced planned and unplanned outages and the timing of maintenance outages. The lignite plants achieved record production levels in 2004 and are on pace to improve on those levels in 2005.

Appendix Tables C through E provide TXU Energy customers and volumes statistics. For the first quarter 2005, the 20% decrease in retail sales volumes is predominantly due to a decrease in customers in the competitive market, especially larger business customers, and reduced overall usage due to milder weather. Native market residential customer levels declined 1.3 percent since year-end and 6.3% versus the first quarter of 2004. The 16% decrease in average small business segment volumes for the quarter is primarily due to competitive activity, especially for larger customers in this customer segment; this competitive intensity is evident throughout the state. The 35% decline in large business volumes reflects a change in strategy to focus on margin instead of volumes.

TXU ELECTRIC DELIVERY SEGMENT
TXU's Electric Delivery segment continued to make progress on its goals of delivering operational excellence in system reliability and maintaining a position of cost leadership. In the first quarter 2005, the segment delivered at or near top-decile performance in O&M expense per distribution customer and O&M expense per MWh.

TXU ELECTRIC DELIVERY SEGMENT: OPERATIONAL HIGHLIGHTS
For the 2005 quarter, the three key metrics used to measure reliability showed improvement over the comparable 2004 period. The first quarter 2005 System Average Interruption Duration Index (SAIDI) minutes of 72.76, placed TXU Electric Delivery among top quartile reliability performers and was a 12 percent improvement over the same period in 2004. TXU Electric Delivery's System Average Interruption Frequency Index (SAIFI) improved from 1.04 in 2004 to 0.92 in 2005 -- also a 12 percent increase. Additionally, the first quarter 2005 Customer
Average Interruption Duration Index (CAIDI) improved to 78.72, a slight improvement over 2004. As current reliability initiatives begin to be more fully realized in 2005 and 2006, TXU Electric Delivery expects further improvement in these key metrics.

================================================================================

================================================================================

TXU ELECTRIC DELIVERY SEGMENT: FINANCIAL HIGHLIGHTS
The TXU Electric Delivery segment reported income from continuing operations of $0.30 per share in the first quarter of 2005, compared to $0.17 per share in the first quarter of 2004. Special items totaled less than a penny. Excluding the effect of lower average shares, the TXU Electric Delivery segment operational earnings improved by $0.02 per share.

Table 9 below reconciles the change in operational earnings from the 2004 to 2005 first quarter periods.

TABLE 9: TXU ELECTRIC DELIVERY SEGMENT - OPERATIONAL EARNINGS RECONCILIATION Q1 05 VS. Q1 04; $MILLIONS AND $ PER SHARE

======================================================================
EARNINGS FACTOR                              $MILLIONS    $ PER SHARE
========================================= ============= ==============
Q1 04 OPERATIONAL EARNINGS                          66           0.17
.......................................... ............. ..............
  Contribution margin (revenues)                    27           0.07
.......................................... ............. ..............
  Operating costs                                   (5)         (0.01)
.......................................... ............. ..............
  Depreciation and amortization                    (18)         (0.05)
.......................................... ............. ..............
  SG&A                                               -              -
.......................................... ............. ..............
  Franchise and revenue based taxes                  2              -
.......................................... ............. ..............
  Other income and deductions                       (4)         (0.01)
.......................................... ............. ..............
  Net interest                                       6           0.02
.......................................... ............. ..............
  Income taxes                                      (2)             -
.......................................... ............. ..............
  Effect of reduced shares                           -           0.11
.......................................... ............. ..............
Q1 05 OPERATIONAL EARNINGS                          72           0.30
======================================================================

Excluding the $0.11 per share benefit of reduced average shares, the TXU Electric Delivery segment's contribution for the first quarter increased by $0.02 per share from the prior year period. The improved performance reflected an increase of $8 million ($0.02 per share pre tax) in contribution margin (revenues), excluding transition revenue, due to increased transmission and other tariff revenues, offset in part by decreased consumption due to milder weather. Revenues also increased $19 million related to transition revenue under tariffs to service securitization bonds which have offsetting depreciation and amortization expense. The increase in operating costs was the result of increased third party transmission costs and property taxes. The $18 million increase in depreciation and amortization expense was primarily due to $19 million ($0.05 per share pre-tax) of amortization of regulatory assets as a result of securitization bonds issued in June 2004 for which there are equal associated transition revenues. The major factors in decreased net interest (interest expense net of interest income) were higher reimbursements from the TXU Energy Holdings segment related to securitized regulatory assets and lower average interest rates.

Appendix Tables J and K summarize the details of the operating revenues and operating statistics, respectively, for the TXU Electric Delivery segment for the first quarter of 2005 as compared to the first quarter of 2004.

CORPORATE AND OTHER
Corporate and Other consists of TXU Corp.'s remaining non-segment operations consisting primarily of general corporate expenses, equity earnings or losses of unconsolidated affiliates, and interest on debt outstanding at the corporate level. Income from continuing operations for Corporate and Other was $132 million, or a loss of $1.38 per share, reflecting the dilution adjustment related to the share repurchase estimated true-up, for the first quarter 2005 as compared to a loss of $53 million, $0.11 per share for the first quarter 2004. Excluding the effect of the accelerated share repurchase true-up, special items of $0.65 per share, and deducting preference stock dividends, operational earnings were a loss of $0.14 per share in 2005 as compared to a loss of $0.07 per share in 2004.

Excluding the effect of reduced shares, current period operational earnings improved by $0.03 per share from the prior year period. The improvement is primarily related to lower SG&A expenses and increased other income. The improvements in SG&A expense were driven by reduced services expenses as a result of the Capgemini Energy agreement and reduced legal and consulting fees, while the improvement in other income and deductions is primarily the amortization of the deferred gain on the sale of the TXU Fuel assets.

DISCONTINUED OPERATIONS
Appendix Table L provides details of the components of discontinued operations for the first quarter 2005 and 2004. For the first quarter of 2005, income from discontinued operations of $15 million primarily reflects a $17 million after tax benefit related to the TXU Gas sale as a result of favorable resolution of a proposed working capital adjustment to the sales price. The $50 million after tax of income from discontinued operations for the 2004 period primarily reflects net income of $38 million and $32 million and a net loss of $16 from TXU Gas, TXU Australia, and TXU Communications respectively, which were disposed through sale or merger transactions in 2004. The results of TXU Energy Company LLC's cogeneration and wholesale energy sales business in New Jersey are also reflected in discontinued operations for both periods. As noted above, on May 4, 2005, TXU Energy Company LLC entered into a definitive agreement to sell this business.

================================================================================

================================================================================

2005 OUTLOOK
TXU is updating its operational earnings outlook(5) for 2005 to a range of $6.25 to $6.45 per share, an increase of 10 percent from the previous outlook of $5.65 to $5.85 per share. As shown in Table 10, several factors led to the change in outlook. The primary factor was the substantial increase in wholesale electricity prices since the beginning of the year, driven by significant increases in natural gas prices. This increases the estimated revenues from TXU Power's base load plants by a pro forma estimate of $1.64 per share after tax. As previously noted, however, TXU Energy Holdings segment's consolidated portfolio is substantially balanced to natural gas prices in 2005. Absent changes in retail prices to offset increases in the cost of goods sold, the change in natural gas and wholesale market prices would lead directly to compressed margins in TXU Energy. By submitting the requested fuel factor adjustment to the price-to-beat to reflect higher natural gas prices, TXU Energy is expected to offset at least a portion of the increase in its cost of goods; overall, net of the fuel factor adjustment TXU Energy's expenses are expected to increase by a pro forma estimate of $0.91 per share after tax. The net overall impact of the increase in natural gas and wholesale market forward prices is $0.73 per share.

The increase in wholesale market prices and resulting change in retail rates also is expected to have some impact on customer switching, customer demand elasticity, and bad debt in the small business and residential markets; the net impact is estimated to be a decrease of approximately $30 million, or $0.08 per share after tax. Interest expense (net of preferred dividends) is also expected to increase relative to prior estimates by $0.05 per share, primarily as a result of the increase in the company's share price this year and the impact on the projected true-up payment for the accelerated share repurchase program and the repurchase of the additional six million shares to achieve approximately 240 million average shares outstanding for the year.

In total, these changes increase the 2005 outlook for operational earnings from the previous estimate of $5.65 to $5.85 per share to $6.25 to $6.45 per share. Of this total, the operational earnings of TXU Energy Holdings represent roughly 89 percent of the midpoint range; TXU Electric Delivery 21 percent; and corporate/other negative 10 percent.

TABLE 10: REVISED 05E OUTLOOK ESTIMATE
05E; $ PER SHARE

============================================================================================================================
PERFORMANCE DRIVER                                                                 INCOME STATEMENT CATEGORY            05E
=========================================================================== ================================= ==============
PREVIOUS 05E OPERATIONAL EARNINGS OUTLOOK RANGE                                                                   5.65-5.85
............................................................................ ................................. ..............
Operational impacts:
............................................................................ ................................. ..............
   Increased revenues from wholesale market price changes                                 Operating revenues           0.73
............................................................................ ................................. ..............
   Reduced margin from customer churn and demand (usage) elasticity               Operating revenues/cost of          (0.08)
                                                                                                 energy sold
............................................................................ ................................. ..............
Increased interest expense                                                                  Interest expense          (0.05)
............................................................................ ................................. ..............
REVISED 05E OPERATIONAL EARNINGS OUTLOOK RANGE                                                                    6.25-6.45
============================================================================================================================

Table 11 details the phasing of the revised outlook. TXU's previous outlook represented roughly 55 percent improvement in operational earnings for the full year 2005, or a 105 percent increase on a per share basis. In the first quarter, operational earnings exceeded last year's results by 65 percent, or 135 percent on a per share basis. For the remainder of the year, with today's increase in outlook, TXU's operational earnings are estimated to improve by 69 to 77 percent over the last three quarters of 2004, or 120 to 128 percent on a per share basis, corresponding to a full year outlook estimate for operational earnings of $6.25 to $6.45 per share.




--------------------------
(5) TXU Corp. does not provide net income outlook because it cannot reliably predict future special items or extraordinary events.

================================================================================

================================================================================

TABLE 11:  PHASING OF REVISED 05E OUTLOOK ESTIMATE
05E; $MILLIONS AND $ PER SHARE AFTER TAX

============================================================================================================================
CATEGORY                                                                                     $MILLIONS          $ PER SHARE
                                                                                               %CHANGE              %CHANGE
=============================================================================== ======================= ====================
Previous 05E operational earnings outlook range                                            1,356-1,404            5.65-5.85
................................................................................ ....................... ....................
04 operational earnings                                                                            887                 2.82
................................................................................ ....................... ....................
     PERCENT GROWTH ESTIMATE                                                                    53-58%             100-107%
................................................................................ ....................... ....................

................................................................................ ....................... ....................
Q1 05 operational earnings                                                                         246                 1.01
................................................................................ ....................... ....................
Q1 04 operational earnings                                                                         149                 0.43
................................................................................ ....................... ....................
     PERCENT GROWTH                                                                                65%                 135%
................................................................................ ....................... ....................

................................................................................ ....................... ....................
Q2 -Q4 05E revised operational earnings outlook                                            1,250-1,305            5.25-5.45
................................................................................ ....................... ....................
Q2 - Q4 04 operational earnings                                                                    738                 2.39
................................................................................ ....................... ....................
     PERCENT GROWTH ESTIMATE                                                                    69-77%             120-128%
................................................................................ ....................... ....................

................................................................................ ....................... ....................
Revised 05E operational earnings outlook                                                   1,500-1,550            6.25-6.45
................................................................................ ....................... ....................
04 operational earnings                                                                            887                 2.82
................................................................................ ....................... ....................
      PERCENT GROWTH ESTIMATE RANGE                                                             69-75%             122-129%
============================================================================================================================

TXU expects cash flows to improve substantially in 2005 as a result of increased earnings and operational improvements. Table 12 shows cash provided by operating activities and free cash flow for 2004 and estimates for 2005. The change in free cash flow from the previous outlook is primarily driven by the increased outlook for operational earnings, somewhat offset by a small increase in capital expenditures due to the purchase of mining transportation equipment rather than financing through an operating lease.

TABLE 12: CASH PROVIDED BY OPERATING ACTIVITIES AND FREE CASH FLOW 05E VS. 04; $MILLIONS

============================================================================================================================
COMPONENT                                                                              05E              04          %CHANGE
=========================================================================== =============== =============== ================
Cash provided by operating activities(6)                                             2,525           1,758              44%
............................................................................ ............... ............... ................
Capital expenditures                                                                 1,125             999              13%
............................................................................ ............... ............... ................
FREE CASH FLOW6                                                                      1,400             759              84%
............................................................................ ............... ............... ................
Dividends on preference and common stock                                               540             172             214%
............................................................................ ............... ............... ................
FREE CASH FLOW AFTER DIVIDENDS6                                                        860             587              47%
============================================================================================================================

The outlook for 2005 includes the expected impact of implementing the Phase 2 improvement initiatives, which include among other items savings associated with the Capgemini Energy joint venture; the ongoing success of the TXU Operating System in improving productivity and output in the generation plants; increased efficiency in sourcing purchased power and optimizing production of TXU Energy Holding's gas generation fleet; improving margins in the large commercial and industrial business, and other variables such as customer retention rates and weather. Successful execution of these improvement initiatives remains a primary focus of the management team and the overall implementation program is going well, despite challenges to TXU Energy Holding's margins in the first quarter.

Notwithstanding the higher base of the revised 2005 outlook, TXU is affirming its expected growth range of 16 to 20 percent in operational earnings in 2006 relative to 2005 based on current market forward natural gas curves and plan assumptions. Table 13 highlights the main drivers of expected growth, including the net impact of higher wholesale market prices. Consistent with the approach taken in 2004, the company expects to conduct a detailed review of its 2006 business plan over the summer, review the plan with the Board of Directors in the fall, and provide a more detailed update on the 2006 outlook in October or November 2005.



--------------------------
(6) Includes an estimated $125 million in cash special items in 2005 relating to the settlement of the federal securities litigation, payment of accrued severances, and remaining Capgemini Energy transition charges; includes $284 million of cash special items in 2004.

================================================================================

================================================================================

TABLE 13: SIGNIFICANT GROWTH DRIVERS
05E VS. 06E; PERCENT GROWTH ESTIMATES

=============================================================================================================================
PERFORMANCE DRIVER                                                               INCOME STATEMENT CATEGORY               06E
=============================================================== =========================================== ================
Net effect of increased wholesale market prices                     Operating revenues/cost of energy sold               5-6
                                                                                                   expense
................................................................ ........................................... .................
Decreased expenses due to only single-unit nuclear refueling                   Cost of energy sold expense                 4
................................................................ ........................................... .................
O&M/SG&A improvements from Phase 2 initiatives                                            O&M/SG&A expense               3-4
................................................................ ........................................... .................
Decreased expenses and revenue losses due to hedge roll off         Operating revenues/cost of energy sold                 3
                                                                                                   expense
................................................................ ........................................... .................
Increased Electric Delivery revenue from growth and investment                          Operating revenues               1-2
................................................................ ........................................... .................
Deployment of cash                                              Interest expense/average share count/other               1-2
................................................................ ........................................... .................
Increased production from coal generation                                      Cost of energy sold expense                 1
................................................................ ........................................... .................
Mass market customer churn                                          Operating revenues/cost of energy sold             (1-2)
                                                                                                   expense
................................................................ ........................................... .................
EXPECTED GROWTH RANGE                                                                                                  16-20
=============================================================================================================================

ADDITIONAL INFORMATION
Additional information, including consolidating income statements, consolidating balance sheets, consolidated cash flow, and legal and regulatory summaries can be obtained under the 2005 heading in the First Quarter Financial Results file at www.txucorp.com/investres/default.asp.

TXU Corp., a Dallas-based energy company, manages a portfolio of competitive and regulated energy businesses in North America, primarily in Texas. In TXU Corp.'s unregulated business, TXU Energy provides electricity and related services to
2.5 million competitive electricity customers in Texas, more customers than any other retail electric provider in the state. TXU Power has over 18,300 megawatts of generation in Texas, including 2,300 MW of nuclear and 5,837 MW of lignite/coal-fired generation capacity. The company is also one of the largest purchasers of wind-generated electricity in Texas and North America. TXU Corp.'s regulated electric distribution and transmission business, TXU Electric Delivery, complements the competitive operations, using asset management skills developed over more than one hundred years, to provide reliable electricity delivery to consumers. TXU Electric Delivery operates the largest distribution and transmission system in Texas, providing power to more than 2.9 million electric delivery points over more than 99,000 miles of distribution and 14,000 miles of transmission lines. Visit www.txucorp.com for more information about TXU Corp.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES. DISCUSSION OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM MANAGEMENT'S CURRENT PROJECTIONS, FORECASTS, ESTIMATES AND EXPECTATIONS IS CONTAINED IN THE COMPANY'S SEC FILINGS. IN ADDITION TO THE RISKS AND UNCERTAINTIES SET FORTH IN THE COMPANY'S SEC FILINGS, THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE COULD BE AFFECTED BY CHANGES IN WHOLESALE ELECTRICITY PRICES OR ENERGY COMMODITY PRICES AND THE COMPANY'S ABILITY TO ANTICIPATE SUCH CHANGES, DELAYS IN IMPLEMENTING THE COMPANY'S PRICE-TO-BEAT FUEL FACTOR ADJUSTMENT, THE TIMING AND SIZE OF ANY FUTURE PRICE-TO-BEAT FUEL FACTOR ADJUSTMENTS, NEW LEGISLATION PASSED DURING THE 2005 TEXAS LEGISLATIVE SESSION, THE FINAL TRUE-UP PAYMENTS UNDER THE COMPANY'S ACCELERATED SHARE REPURCHASE PROGRAMS, THE ABILITY OF THE COMPANY TO ATTRACT AND RETAIN PROFITABLE CUSTOMERS, CHANGES IN DEMAND FOR ELECTRICITY, THE IMPACT OF WEATHER ,CHANGES IN WHOLESALE ELECTRICITY PRICES OR ENERGY COMMODITY PRICES, THE ABILITY OF THE COMPANY TO IMPLEMENT THE INITIATIVES THAT ARE PART OF ITS RESTRUCTURING, OPERATIONAL IMPROVEMENT AND COST REDUCTION PROGRAM, AND THE TERMS UNDER WHICH THE COMPANY EXECUTES THOSE INITIATIVES.
                                     -END-

INVESTOR RELATIONS:                                                MEDIA:

Tim Hogan               Bill Huber            Steve Oakley         Chris Schein

214-812-4641            214-812-2480          214-812-2220         214-875-8329

================================================================================

================================================================================

APPENDIX TABLES
APPENDIX TABLE A:  CONSOLIDATED - DESCRIPTION OF SPECIAL ITEMS
Q1 05 AND Q1 04; $MILLIONS AND $ PER SHARE AFTER TAX

==========================================================================================================================
                                                INCOME                          Q1 05         Q1 05
SPECIAL ITEM                            STATEMENT LINE     Q1 05     Q1 05       CASH      NON-CASH(7)  Q1 04      Q1 04
=================================== =================== ========= ========= ========== ============= ========== ==========
TXU Energy Holdings segment:
.................................... ................... ......... ......... .......... ............. .......... ..........
   Severance and related expenses     Other deductions         -         -          -             -         10       0.03
.................................... ................... ......... ......... .......... ............. .......... ..........
   Inventory/gas plant write-downs    Other deductions         -         -          -             -          1          -
.................................... ................... ......... ......... .......... ............. .......... ..........
   Outsourcing/transition costs       Other deductions         2      0.01          2             -          -          -
.................................... ................... ......... ......... .......... ............. .......... ..........
TXU Electric Delivery segment:
.................................... ................... ......... ......... .......... ............. .......... ..........
   Outsourcing/transition costs       Other deductions         1         -          1             -          -          -
.................................... ................... ......... ......... .......... ............. .......... ..........
Corporate and Other:
.................................... ................... ......... ......... .......... ............. .......... ..........
   Litigation settlement benefit          Other income       (23)    (0.09)         -           (23)         -          -
.................................... ................... ......... ......... .......... ............. .......... ..........
   One-time contract expense                      SG&A         -         -          -             -         15       0.04
.................................... ................... ......... ......... .......... ............. .......... ..........
   Outsourcing/transition costs       Other deductions         3      0.01          3             -          -          -
.................................... ................... ......... ......... .......... ............. .......... ..........
   Income tax benefit               Income tax expense      (138)    (0.57)         -          (138)         -          -
.................................... ................... ......... ......... .......... ............. .......... ..........
      TOTAL                                                 (155)    (0.64)         6          (161)         26       0.07
==========================================================================================================================

APPENDIX TABLE B: TXU ENERGY HOLDINGS SEGMENT - OPERATING REVENUES Q1 05 AND Q1 04; $MILLIONS AND MIXED MEASURES

==========================================================================================================================
OPERATING REVENUE COMPONENT                                                Q1 05               Q1 04              %CHANGE
=========================================================== ===================== =================== ====================
Retail electricity revenues(8):
............................................................ ..................... ................... ....................
   Native market:
............................................................ ..................... ................... ....................
      Residential                                                            636                 650                 (2.2)
............................................................ ..................... ................... ....................
      Small business                                                         228                 256                (10.9)
............................................................ ..................... ................... ....................
         Total native market                                                 864                 906                 (4.6)
............................................................ ..................... ................... ....................
   Other markets:
............................................................ ..................... ................... ....................
      Residential                                                             57                  43                 32.6
............................................................ ..................... ................... ....................
      Small business                                                          12                   6                    -
............................................................ ..................... ................... ....................
         Total other markets                                                  69                  49                 40.8
............................................................ ..................... ................... ....................
   Large business                                                            327                 453                (27.8)
............................................................ ..................... ................... ....................
Total retail electricity revenues                                          1,260               1,408                (10.5)
............................................................ ..................... ................... ....................
Wholesale electricity revenues                                               516                 466                 10.7
............................................................ ..................... ................... ....................
Hedging and risk management activities:
............................................................ ..................... ................... ....................
   Realized gains (losses)                                                  (143)                 10                    -
............................................................ ..................... ................... ....................
   Reversal of prior recognized unrealized (gains)/losses                     25                 (28)                   -
............................................................ ..................... ................... ....................
   Unrealized gains (losses) on open positions(9)                             65                  10                    -
............................................................ ..................... ................... ....................
      Total                                                                 (53)                 (8)                    -
............................................................ ..................... ................... ....................
Other revenues                                                                80                  91                (12.1)
............................................................ ..................... ................... ....................
         Total operating revenues                                          1,803               1,957                 (7.9)
............................................................ ..................... ................... ....................
Average revenue ($/MWh):
............................................................ ..................... ................... ....................
   Residential                                                             99.74               90.70                 10.0
............................................................ ..................... ................... ....................
   Small business                                                         110.44              100.83                  9.5
............................................................ ..................... ................... ....................
   Large business                                                          75.05               67.53                 11.1
............................................................ ..................... ................... ....................
Average wires charge ($/MWh)                                               25.16               22.34                 12.6
==========================================================================================================================

-------------------------
(7) While these items are reflected in earnings for the current period, the cash impact, if any, will be realized in future periods. These items are considered non-cash for the current period.

(8) Breakout of native and other markets are estimates and provided for reference only.

(9) Net unrealized mark-to-market gains/(losses): Q1 05 includes $3 million of ineffectiveness gains related to cash flow hedges as compared to $15 million of ineffectiveness losses for the comparable period in 2004.

================================================================================

================================================================================

APPENDIX TABLE C: TXU ENERGY HOLDINGS SEGMENT - RETAIL AND WHOLESALE SALES Q1 05 AND Q1 04; MIXED MEASURES

==========================================================================================================================
VOLUME COMPONENT                                                        Q1 05                 Q1 04               %CHANGE
======================================================== ===================== ===================== =====================
Retail electricity sales (GWh):
......................................................... ..................... ..................... .....................
   Native market:
......................................................... ..................... ..................... .....................
      Residential                                                       6,317                 7,119                 (11.3)
......................................................... ..................... ..................... .....................
      Small business                                                    2,034                 2,533                 (19.7)
......................................................... ..................... ..................... .....................
        Total native market                                             8,351                 9,652                 (13.5)
......................................................... ..................... ..................... .....................
   Other markets:
......................................................... ..................... ..................... .....................
      Residential                                                         628                   518                  21.2
......................................................... ..................... ..................... .....................
      Small business                                                      139                    61                     -
......................................................... ..................... ..................... .....................
        Total other markets                                               767                   579                  32.5
......................................................... ..................... ..................... .....................
   Large business                                                       4,362                 6,709                 (35.0)
......................................................... ..................... ..................... .....................
        Total retail electricity sales                                 13,480                16,940                 (20.4)
......................................................... ..................... ..................... .....................
Wholesale electricity sales                                            11,480                12,553                  (8.5)
......................................................... ..................... ..................... .....................
           Total electricity sales                                     24,960                29,493                 (15.4)
......................................................... ..................... ..................... .....................
Volumes (GWh) - weather adjusted(10):
......................................................... ..................... ..................... .....................
   Residential                                                          7,084                 7,637                  (7.2)
......................................................... ..................... ..................... .....................
   Small business                                                       2,190                 2,594                 (15.6)
......................................................... ..................... ..................... .....................
   Large business                                                       4,376                 6,709                 (34.8)
......................................................... ..................... ..................... .....................
Average KWh/customer(11):
......................................................... ..................... ..................... .....................
   Residential                                                          3,256                 3,452                  (5.7)
......................................................... ..................... ..................... .....................
   Small business                                                       7,002                 8,084                 (13.4)
......................................................... ..................... ..................... .....................
   Large business                                                      63,906                91,240                 (30.0)
......................................................... ..................... ..................... .....................
Average KWh/customer - weather adjusted(10):
......................................................... ..................... ..................... .....................
   Residential                                                          3,322                 3,452                  (3.8)
......................................................... ..................... ..................... .....................
   Small business                                                       7,054                 8,084                 (12.7)
......................................................... ..................... ..................... .....................
   Large business                                                      64,109                91,240                 (29.7)
......................................................... ..................... ..................... .....................
Weather - percent of normal(12):
......................................................... ..................... ..................... .....................
   Energy degree days                                                    87.4                  94.6                  (7.6)
==========================================================================================================================

APPENDIX TABLE D: TXU ENERGY HOLDINGS SEGMENT - RETAIL CUSTOMER COUNTS Q1 05 AND Q4 04; END OF PERIOD, THOUSANDS, # OF METERS

==========================================================================================================================
CUSTOMER COMPONENT                                                      Q1 05                 Q4 04               %CHANGE
======================================================== ===================== ===================== =====================
 Retail electricity customers:
......................................................... ..................... ..................... .....................
   Native market:
......................................................... ..................... ..................... .....................
      Residential                                                       1,925                 1,951                  (1.3)
......................................................... ..................... ..................... .....................
      Small business                                                      299                   309                  (3.2)
......................................................... ..................... ..................... .....................
         Total native market                                            2,224                 2,260                  (1.6)
......................................................... ..................... ..................... .....................
   Other markets:
......................................................... ..................... ..................... .....................
      Residential                                                         195                   194                   0.5
......................................................... ..................... ..................... .....................
      Small business                                                        7                     6                  16.7
......................................................... ..................... ..................... .....................
         Total other markets                                              202                   200                   1.0
......................................................... ..................... ..................... .....................
   Large business                                                          61                    76                 (19.7)
......................................................... ..................... ..................... .....................
            Total retail electricity customers                          2,487                 2,536                  (1.9)
==========================================================================================================================


----------------------------
(10) 2005 amounts adjusted for estimated weather effect as compared to 2004.

(11) Based upon the average of the period beginning and ending customers.

(12) Average for service territory is based on a 50% - DFW, 25% - Mineral Wells and 25% Waco weighting. Weather data is obtained from WeatherBank, Inc., an independent company that collects and archives weather data from reporting stations of the National Oceanic and Atmospheric Administration (a federal agency under the US Department of Commerce). Energy degree days calculation includes both heating degree and cooling degree days.

================================================================================

================================================================================

APPENDIX TABLE E: TXU ENERGY HOLDINGS SEGMENT - RETAIL CUSTOMER COUNTS Q1 05 AND Q1 04; END OF PERIOD, THOUSANDS, # OF METERS

==========================================================================================================================
CUSTOMER COMPONENT                                                      Q1 05                 Q1 04               %CHANGE
======================================================== ===================== ===================== =====================
Retail electricity customers:
......................................................... ..................... ..................... .....................
   Native market:
......................................................... ..................... ..................... .....................
      Residential                                                       1,925                 2,054                  (6.3)
......................................................... ..................... ..................... .....................
      Small business                                                      299                   316                  (5.4)
......................................................... ..................... ..................... .....................
         Total native market                                            2,224                 2,370                  (6.2)
......................................................... ..................... ..................... .....................
   Other markets:
......................................................... ..................... ..................... .....................
      Residential                                                         195                   163                  19.6
......................................................... ..................... ..................... .....................
      Small business                                                        7                     5                  40.0
......................................................... ..................... ..................... .....................
         Total other markets                                              202                   168                  20.2
......................................................... ..................... ..................... .....................
   Large business                                                          61                    78                 (21.8)
......................................................... ..................... ..................... .....................
            Total retail electricity customers                          2,487                 2,616                  (4.9)
......................................................... ..................... ..................... .....................
Estimated share of market (%)(13):
......................................................... ..................... ..................... .....................
   Native market:
......................................................... ..................... ..................... .....................
      Residential                                                          79                    86                  (8.1)
......................................................... ..................... ..................... .....................
      Small business                                                       76                    83                  (8.4)
......................................................... ..................... ..................... .....................
   Total ERCOT:
......................................................... ..................... ..................... .....................
      Residential                                                          43                    46                  (6.5)
......................................................... ..................... ..................... .....................
      Small business                                                       30                    32                  (6.3)
......................................................... ..................... ..................... .....................
      Large business                                                       25                    41                 (39.0)
==========================================================================================================================

APPENDIX TABLE F: TXU ENERGY HOLDINGS SEGMENT - COST OF ENERGY SOLD AND DELIVERY FEES Q1 05 AND Q1 04; $MILLIONS

==========================================================================================================================
COST COMPONENT                                                           Q1 05                 Q1 04              %CHANGE
========================================================= ===================== ===================== ====================
Nuclear fuel (base load)                                                    20                    21                 (4.8)
.......................................................... ..................... ..................... ....................
Lignite/coal (base load)                                                   115                   126                 (8.7)
.......................................................... ..................... ..................... ....................
      Total base load                                                      135                   147                 (8.2)
.......................................................... ..................... ..................... ....................
Gas/oil fuel and purchased power                                           515                   668                (22.9)
.......................................................... ..................... ..................... ....................
Other cost of energy sold                                                   63                    55                 14.5
.......................................................... ..................... ..................... ....................
   Cost of energy sold                                                     713                   870                (18.0)
.......................................................... ..................... ..................... ....................
Delivery fees                                                              343                   384                (10.7)
.......................................................... ..................... ..................... ....................
   Cost of energy sold and delivery fees                                 1,056                 1,254                (15.8)
==========================================================================================================================




---------------------------
(13) End of period. Estimated market share for residential and small and medium business is based on the estimated number of customers in the native market and the estimated number of customers in ERCOT that have choice. Estimated market share for large business is based on the estimated annualized consumption for this overall market within ERCOT.

================================================================================

================================================================================

APPENDIX TABLE G: TXU ENERGY HOLDINGS SEGMENT - GENERATION AND SUPPLY STATISTICS Q1 05 AND Q1 04; MIXED MEASURES

==========================================================================================================================
GENERATION AND SUPPLY STATISTIC                                                             Q1 05      Q1 04      %CHANGE
======================================================================================= ========== ========== ============
Production and purchased power (GWh):
........................................................................................ .......... .......... ............
   Nuclear  (base load)                                                                     4,797      4,854         (1.2)
........................................................................................ .......... .......... ............
   Lignite/coal (base load)                                                                10,520     10,203          3.1
........................................................................................ .......... .......... ............
      Total base load                                                                      15,317     15,057          1.7
........................................................................................ .......... .......... ............
   Gas/oil                                                                                    260        910        (71.4)
........................................................................................ .......... .......... ............
   Purchased power                                                                          9,806     14,232        (31.1)
........................................................................................ .......... .......... ............
      Total energy supply                                                                  25,383     30,199        (15.9)
........................................................................................ .......... .......... ............
   Less line loss and other                                                                   423        706        (40.1)
........................................................................................ .......... .......... ............
      Net energy supply                                                                    24,960     29,493        (15.4)
........................................................................................ .......... .......... ............
Base load capacity factors (%):
........................................................................................ .......... .......... ............
   Nuclear                                                                                   96.9       97.0         (0.1)
........................................................................................ .......... .......... ............
   Lignite/coal                                                                              87.8       83.7          4.9
........................................................................................ .......... .......... ............
   Total base load                                                                           90.4       87.4          3.4
........................................................................................ .......... .......... ............
Base load capacity factors excluding planned outages and economic back down (%):
........................................................................................ .......... .......... ............
   Nuclear                                                                                  100.1       99.2          0.9
........................................................................................ .......... .......... ............
   Lignite/coal                                                                              96.0       92.3          4.0
........................................................................................ .......... .......... ............
   Total base load                                                                           97.2       94.3          3.1
........................................................................................ .......... .......... ............
Fuel and purchased power costs ($/MWh) (excludes plant operating costs):
........................................................................................ .......... .......... ............
   Nuclear generation                                                                        4.18       4.41         (5.2)
........................................................................................ .......... .......... ............
   Lignite/coal generation(14)                                                              11.93      13.28        (10.2)
........................................................................................ .......... .......... ............
      Total base load                                                                        9.50      10.42         (8.8)
........................................................................................ .......... .......... ............
   Gas/oil generation and purchased power                                                   51.55      43.90         17.4
........................................................................................ .......... .......... ............
ERCOT MCPE(15) ($/MWh)                                                                      44.30      34.82         27.2
........................................................................................ .......... .......... ............
ERCOT MWD(16) ($/MWh)                                                                       44.24      38.38         15.3
........................................................................................ .......... .......... ............
Gas Daily(17)  ($/MMBtu)                                                                     6.10       5.39         13.2
........................................................................................ .......... .......... ............
Implied heat rate(18) (MMBtu/MWh)                                                            7.25       7.12          1.8
........................................................................................ .......... .......... ............
NYMEX strip(19) ($/MMBtu)                                                                    8.11       6.07         33.6
==========================================================================================================================

APPENDIX TABLE H: TXU ENERGY HOLDINGS - MATURITY DATES OF NET UNREALIZED MARK-TO-MARKET ASSETS/LIABILITIES 3/31/05; $MILLIONS UNLESS NOTED

==========================================================================================================================
                                                 LESS THAN 1                                     MORE THAN
SOURCE OF FAIR VALUE                                    YEAR      1-3 YEARS      4-5 YEARS         5 YEARS          TOTAL
============================================== ============== ============== ============== =============== ==============
Prices actively quoted                                    29             47              -               -             76
............................................... .............. .............. .............. ............... ..............
Prices provided by other external sources                153           (134)             5              (3)            21
............................................... .............. .............. .............. ............... ..............
Prices based on models                                    10              -              -               -             10
............................................... .............. .............. .............. ............... ..............
  Total                                                  192            (87)             5              (3)           107
............................................... .............. .............. .............. ............... ..............

............................................... .............. .............. .............. ............... ..............
Percentage (%) of total fair value                       179            (81)             5              (3)           100
==========================================================================================================================


------------------------------
(14) Includes   depreciation  and  amortization  of  lignite  mining  plant  and equipment and related asset retirement obligations which are reported as depreciation and amortization expense but are part of overall fuel costs.

(15) MCPE is Market Clearing Price of Energy in ERCOT. Prices quoted are for MCPE North Zone (24x7) as most of TXU Energy's generation capacity and customers are in the North Zone. MCPE does not include shaping, ancillary services and other retail related purchased power costs.

(16) MWD refers to indexed prices as referenced in the Megawatt Daily publication. Prices quoted are for MWD North Zone (24x7) as most of TXU Energy Holding's generation capacity and customers are in the North Zone. MWD pricing is based upon surveys.

(17) Houston Ship Channel average daily prices

(18) Efficiency  at  which  a  marginal  unit  converts  fuel  to   electricity.
     Calculated by dividing ERCOT MWD price by Gas Daily natural gas price.

(19) Average daily 12-month strip closing price for the period.

================================================================================

================================================================================

APPENDIX TABLE I: TXU ENERGY HOLDINGS SEGMENT - CHANGES IN COMMODITY CONTRACT ASSETS AND LIABILITIES Q1 05; $MILLIONS

==========================================================================================================================
CHANGE COMPONENT                                                                                                   IMPACT
==================================================================================================== =====================
Balance of net commodity contract assets -- beginning of period                                                        23
..................................................................................................... .....................
   Settlements of positions included in the opening balance(20)                                                        25
..................................................................................................... .....................
   Unrealized mark-to-market valuations of positions held at end of period                                             62
..................................................................................................... .....................
   Other activity(21)                                                                                                  (5)
..................................................................................................... .....................
Balance of net commodity contract assets -- end of period                                                             105
==========================================================================================================================

APPENDIX TABLE J: TXU ELECTRIC DELIVERY SEGMENT - OPERATING REVENUES Q1 05 AND Q1 04; $MILLIONS

==========================================================================================================================
REVENUE COMPONENT                                                              Q1 05              Q1 04           %CHANGE
===================================================================================== ================== =================
Electricity transmission and distribution:
................................................................... .................. .................. .................
   Affiliated (TXU Energy Holdings)                                              311                349             (10.9)
................................................................... .................. .................. .................
   Nonaffiliated                                                                 239                174              37.4
................................................................... .................. .................. .................
      Total                                                                      550                523               5.2
==========================================================================================================================

APPENDIX TABLE K: TXU ELECTRIC DELIVERY SEGMENT - OPERATING STATISTICS Q1 05 AND Q1 04; MIXED MEASURES

==========================================================================================================================
OPERATING STATISTIC                                                                       Q1 05       Q1 04       %CHANGE
=================================================================================== ============ =========== =============
Volumes - Electricity distribution (GWh)                                                 23,448      23,631          (0.8)
.................................................................................... ............ ........... .............

.................................................................................... ............ ........... .............
Electricity points of delivery - number of meters (end of period, in thousands)(22)       2,985       2,942           1.5
.................................................................................... ............ ........... .............

.................................................................................... ............ ........... .............
System Average Interruption Duration Index (SAIDI) (nonstorm)(23)                         72.76       82.31         (11.6)
.................................................................................... ............ ........... .............
System Average Interruption Frequency Index (SAIFI) (nonstorm)(23)                         0.92        1.04         (11.5)
.................................................................................... ............ ........... .............
Customer Average Interruption Duration Index (CAIDI) (nonstorm)(23)                       78.72       78.95          (0.3)
==========================================================================================================================




---------------------------------
(20) Represents unrealized mark-to-market valuations of these positions as of the beginning of the period settled or recognized in earnings during the quarter.

(21) Includes initial values of positions involving the receipt or payment of cash or other consideration, such as option premiums and the amortization of such values. Also includes $12 million charge related to nonperformance by a coal contract counterparty. These activities have no effect on unrealized mark-to-market valuations.

(22) Includes lighting sites, principally guard lights, for which TXU Energy Retail is the REP, which are not included in TXU Energy Retail's customer count. Such sites totaled 94,187 and 99,591 at March 31, 2005 and 2004, respectively. Adjusting for the guard lights, which have minimal value, points of delivery increased 1.7%.

(23) SAIDI is the number of minutes in a year the average customer is out of electric service. SAIFI is the number of times in a year the average customer experiences an interruption to electric service. CAIDI is the duration of the average interruption to electric service.

================================================================================

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APPENDIX TABLE L: DETAILS OF DISCONTINUED OPERATIONS
Q1 05, Q1 04; $MILLIONS AND $ PER SHARE AFTER TAX

=========================================================================================================================
DISCONTINUED OPERATION                                                 Q1 05         Q1 05          Q1 04          Q1 04
============================================================== ============== ============= ============== ==============
TXU Australia:
............................................................... .............. ............. .............. ..............
   Gain on sale                                                            2          0.01              -              -
............................................................... .............. ............. .............. ..............
   Operating results                                                                     -             32           0.08
............................................................... .............. ............. .............. ..............
TXU Gas:
............................................................... .............. ............. .............. ..............
   Loss on sale                                                           17          0.06              -              -
............................................................... .............. ............. .............. ..............
   Operating results                                                                     -             38           0.10
............................................................... .............. ............. .............. ..............
TXU Energy Holdings segment:
............................................................... .............. ............. .............. ..............
   Impairment/business exit                                               (3)        (0.01)                            -
............................................................... .............. ............. .............. ..............
   Operating results                                                       -             -             (3)         (0.01)
............................................................... .............. ............. .............. ..............
TXU Communications operating results                                       -             -            (16)         (0.04)
............................................................... .............. ............. .............. ..............
Other operating results                                                   (1)            -             (1)             -
............................................................... .............. ............. .............. ..............
      TOTAL                                                               15          0.06             50           0.13
=========================================================================================================================

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

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ATTACHMENT 1: FINANCIAL DEFINITIONS

OPERATIONAL EARNINGS (A NON-GAAP MEASURE): Income from continuing operations, less special items and preference stock dividends. TXU believes that operational earnings is a useful measure of underlying results because of the magnitude and scope of the performance improvement program and the significant effect of the special items on reported results. TXU relies on operational earnings for evaluation of performance and believes that analysis of the business by external users is enhanced by visibility to both reported GAAP earnings and operational earnings.

OPERATIONAL EARNINGS PER SHARE (A NON-GAAP MEASURE): Per share (diluted) income from continuing operations net of preference stock dividends, excluding special items and the adjustment for the estimated cost of a true-up payment on the 52.5 million share accelerated common stock repurchase.

CASH INTEREST EXPENSE (A NON-GAAP MEASURE): Interest expense and related charges less amortization of discount and reacquired debt expense plus capitalized interest. Cash interest expense is a measure used by TXU to assess credit quality.

EBIT (A NON-GAAP MEASURE): Income from continuing operations before interest income, interest expense and related charges, and income tax and special items. EBIT is a measure used by TXU to assess performance.

EBITDA (A NON-GAAP MEASURE): Income from continuing operations before interest income, interest expense and related charges, and income tax plus depreciation and amortization and special items. EBITDA is a measure used by TXU to assess performance.

EBITDA/INTEREST (A NON-GAAP MEASURE): EBITDA divided by cash interest expense is a measure used by TXU to assess credit quality.

DEBT/EBITDA (A NON-GAAP MEASURE): Total debt less transition bonds and debt-related restricted cash divided by EBITDA. Transition, or securitization, bonds are serviced by a regulatory transition charge on wires rates and are therefore excluded from debt in credit reviews. Debt-related restricted cash is treated as net debt in credit reviews. Debt/EBITDA is a measure used by management to assess credit quality.

FREE CASH FLOW (A NON-GAAP MEASURE): Cash provided by operating activities less capital expenditures and nuclear fuel. Used predominantly as a forecasting tool to estimate cash available for dividends, debt reduction, and other investments.

INCOME FROM CONTINUING OPERATIONS PER SHARE (A GAAP MEASURE): Per share (diluted) income from continuing operations before cumulative effect of changes in accounting principles, before preference stock dividends.

CONTRIBUTION MARGIN (A GAAP MEASURE): Operating revenues less cost of energy sold and delivery fees.

REPORTED EARNINGS PER SHARE (A GAAP MEASURE): Per share (diluted) net income available to common shareholders.

RETURN ON AVERAGE COMMON STOCK EQUITY BASED ON NET INCOME: Twelve months ended net income available for common stock (a GAAP measure) divided by the average of the beginning and ending common stock equity (a GAAP measure) for the period calculated.

RETURN ON AVERAGE COMMON STOCK EQUITY BASED ON OPERATIONAL EARNINGS (A NON-GAAP MEASURE): Twelve months ended operational earnings (a non-GAAP measure) divided by the average of the beginning and ending common stock equity (a GAAP measure) for the period calculated. This measure is used to evaluate operational performance and management effectiveness.

RETURN ON INVESTED  CAPITAL  BASED ON ADJUSTED NET INCOME (A NON-GAAP  MEASURE):
Twelve months ended net income (a GAAP measure) plus after-tax interest expense and related charges net of interest income on restricted cash related to debt, divided by the average of the beginning and ending total capitalization less debt-related restricted cash for the period calculated. This measure is used to evaluate operational performance and management effectiveness.

RETURN ON INVESTED CAPITAL BASED ON ADJUSTED OPERATIONAL EARNINGS (A NON-GAAP MEASURE): Twelve months ended operational earnings (a non-GAAP measure) plus preference stock dividends plus after-tax interest expense and related charges net of interest income on restricted cash related to debt, divided by the average of the beginning and ending total capitalization less debt-related restricted cash for the period calculated. This measure is used to evaluate operational performance and management effectiveness.

SPECIAL ITEMS: Unusual charges related to the implementation of the performance improvement program and other charges, credits or gains that are unusual or nonrecurring. The performance improvement program is being implemented in phases, and the charges are expected to occur largely within a one-year period. Special items are included in reported GAAP earnings, but are excluded from operational earnings. Special items associated with the performance improvement program include debt extinguishment losses and costs related to severance programs, asset impairments and facility closures.

TOTAL CAPITALIZATION (A NON-GAAP MEASURE): Total debt plus shareholders equity.

TOTAL DEBT (A GAAP MEASURE): Long-term debt (including current portion), plus bank loans and commercial paper plus long-term debt held by subsidiary trusts plus preferred securities of subsidiaries, including exchangeable preferred membership interests (EPMIs).

TOTAL DEBT LESS TRANSITION BONDS AND RESTRICTED CASH (A NON-GAAP MEASURE): TXU also uses a total debt measure that excludes transition bonds and restricted cash. Transition, or securitization, bonds are serviced by a regulatory transition charge on wires rates and are therefore excluded from debt in credit reviews. Debt-related restricted cash is treated as net debt in credit reviews. TXU uses this measure to evaluate its debt and capitalization levels.

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

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EXHIBITS:  REGULATION G - RECONCILIATION OF NON-GAAP  FINANCIAL  MEASURES TO THE
MOST DIRECTLY COMPARABLE GAAP ATTACHMENT 2: FINANCIAL MEASURES

EXHIBIT 1: RETURN ON AVERAGE COMMON STOCK EQUITY CALCULATION
TWELVE MONTHS ENDED 3/31/05 AND 3/31/04; $MILLIONS UNLESS OTHERWISE NOTED

=============================================================================================================================
COMPONENT                                                                                    3/31/05          3/31/04    REF
===================================================================================== =============== ================ ======
NET INCOME (LOSS) AVAILABLE FOR COMMON STOCK                                                    (143)             693      A
...................................................................................... ............... ................ ......

...................................................................................... ............... ................ ......
Income from continuing operations before extraordinary gain and cumulative                       358              661
   effect of changes in accounting principles
...................................................................................... ............... ................ ......
Special items                                                                                    648               26
...................................................................................... ............... ................ ......
Preference stock dividends                                                                       (22)             (22)
...................................................................................... ............... ................ ......
    OPERATIONAL EARNINGS                                                                         984              665      B
...................................................................................... ............... ................ ......

...................................................................................... ............... ................ ......
AVERAGE COMMON EQUITY                                                                          3,163            5,237      C
...................................................................................... ............... ................ ......

...................................................................................... ............... ................ ......
Return on average common equity - based on net income - percent (A/C)                           (4.5)            13.2
...................................................................................... ............... ................ ......
Return on average common equity - based on operational earnings  - percent (B/C)                31.1             12.7
=============================================================================================================================

EXHIBIT 2: RETURN ON AVERAGE INVESTED CAPITAL CALCULATION
TWELVE MONTHS ENDED 3/31/05 AND 3/31/04; $MILLIONS UNLESS OTHERWISE NOTED

==============================================================================================================================
COMPONENT                                                                                     3/31/05         3/31/04     REF
===================================================================================== ================ =============== =======
Net income                                                                                        728             715
...................................................................................... ................ ............... .......
After-tax interest expense and related charges net of interest income (a)                         431             476
...................................................................................... ................ ............... .......
    TOTAL RETURN (BASED ON NET INCOME)                                                          1,159            1,191      A
...................................................................................... ................ ............... .......

...................................................................................... ................ ............... .......
Operational earnings                                                                              984             665
...................................................................................... ................ ............... .......
Preference stock dividends                                                                         22              22
...................................................................................... ................ ............... .......
After-tax interest expense and related charges net of interest income (a)                         431             476
...................................................................................... ................ ............... .......
    TOTAL RETURN (BASED ON OPERATIONAL EARNINGS)                                                1,437            1,163      B
...................................................................................... ................ ............... .......

...................................................................................... ................ ............... .......
AVERAGE TOTAL CAPITALIZATION                                                                   15,915           18,270      C
...................................................................................... ................ ............... .......

...................................................................................... ................ ............... .......
Return on average invested capital - based on net income (A/C) (%)                                7.3             6.5
...................................................................................... ................ ............... .......
Return on average invested capital - based on operational earnings (B/C) (%)                      9.0             6.4
...................................................................................... ................ ............... .......

...................................................................................... ................ ............... .......
(a)  After-tax interest expense and related charges net of interest income
...................................................................................... ................ ............... .......
     Interest expense                                                                             706             765
...................................................................................... ................ ............... .......
     Interest income                                                                              (43)            (32)
...................................................................................... ................ ............... .......
         Net                                                                                      663             733
...................................................................................... ................ ............... .......
     Tax at 35%                                                                                   232             257
...................................................................................... ................ ............... .......
         Net of tax                                                                               431             476
==============================================================================================================================

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

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EXHIBIT 3: INTEREST AND DEBT COVERAGE RATIOS
TWELVE MONTHS ENDED 3/31/05 AND 12/31/04; $MILLIONS UNLESS OTHERWISE NOTED

==============================================================================================================================
COMPONENT                                                                                    3/31/05         12/31/04     REF
===================================================================================== =============== ================ =======
Income from continuing operations before income taxes and extraordinary items                    313              123
...................................................................................... ............... ................ .......
Interest expense and related charges                                                             706              695
...................................................................................... ............... ................ .......
Interest income                                                                                  (43)             (28)
...................................................................................... ............... ................ .......
Depreciation and amortization                                                                    757              760
...................................................................................... ............... ................ .......
Special items                                                                                  1,132            1,190
...................................................................................... ............... ................ .......
   EBITDA                                                                                      2,865            2,740       A
...................................................................................... ............... ................ .......
Interest expense and related charges                                                             706              695
...................................................................................... ............... ................ .......
Amortization of discount and reacquired debt expense                                             (27)             (27)
...................................................................................... ............... ................ .......
Capitalized interest                                                                              14               12
...................................................................................... ............... ................ .......
   CASH INTEREST EXPENSE                                                                         693              680       B
...................................................................................... ............... ................ .......
Total debt                                                                                    13,030           12,889
...................................................................................... ............... ................ .......
Transition bonds                                                                              (1,237)          (1,258)
...................................................................................... ............... ................ .......
   TOTAL DEBT LESS TRANSITION BONDS                                                           11,793           11,631       C
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Cash provided by operating activities                                                          1,617            1,758
...................................................................................... ............... ................ .......
Reconciling adjustments from cash flow statement                                               1,259            1,677
...................................................................................... ............... ................ .......
Income from continuing operations                                                                358               81
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
EBITDA/Interest - ratio (A/B)                                                                    4.1              4.0
...................................................................................... ............... ................ .......
Debt/EBITDA - ratio (C/A)                                                                        4.1              4.2
...................................................................................... ............... ................ .......
Cash provided by operating activities/Cash interest expense - ratio                              2.1              2.6
...................................................................................... ............... ................ .......
Total debt/Cash provided by operating activities - ratio                                         8.1              7.3
==============================================================================================================================

EXHIBIT 4A:  CONSOLIDATED - OPERATIONAL EARNINGS RECONCILIATION
Q1 05; $MILLIONS AND $ PER SHARE AFTER TAX

==============================================================================================================================
FACTOR                                      ENERGY     ENERGY   ELECTRIC   ELECTRIC      CORP.      CORP.
                                          HOLDINGS   HOLDINGS   DELIVERY   DELIVERY    & OTHER    & OTHER     TOTAL     TOTAL
======================================= =========== ========== ========== ========== ========== ========== ========= =========
OPERATIONAL EARNINGS                           206       0.85         72       0.30        (32)     (0.14)      246      1.01
........................................ ........... .......... .......... .......... .......... .......... ......... .........
Special items                                   (2)     (0.01)        (1)         -        158       0.65       155      0.64
........................................ ........... .......... .......... .......... .......... .......... ......... .........
Effect of share repurchase dilution              -          -          -          -          -      (1.94)        -     (1.94)
........................................ ........... .......... .......... .......... .......... .......... ......... .........
Effect of share dilution and rounding           (1)      0.01          -          -          1       0.03         -      0.04
........................................ ........... .......... .......... .......... .......... .......... ......... .........
Preference stock dividends                       -          -          -          -          5       0.02         5      0.02
........................................ ........... .......... .......... .......... .......... .......... ......... .........
INCOME (LOSS) FROM CONT. OPERATIONS            203       0.85         71       0.30        132      (1.38)      406     (0.23)
........................................ ........... .......... .......... .......... .......... .......... ......... .........
Discontinued operations                         (3)     (0.01)         -          -         18       0.07        15      0.06
........................................ ........... .......... .......... .......... .......... .......... ......... .........
Preference stock dividends                       -          -          -          -         (5)     (0.02)       (5)    (0.02)
........................................ ........... .......... .......... .......... .......... .......... ......... .........
NET INCOME TO COMMON                           200       0.84         71       0.30        145      (1.33)      416     (0.19)
........................................ ........... .......... .......... .......... .......... .......... ......... .........
Average shares - diluted                                                                                                  243
........................................ ........... .......... .......... .......... .......... .......... ......... .........
Average shares - basic                                                                                                    238
==============================================================================================================================

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

================================================================================

EXHIBIT 4B:  CONSOLIDATED - OPERATIONAL EARNINGS RECONCILIATION
Q1 04; $MILLIONS AND $ PER SHARE AFTER TAX

==============================================================================================================================
FACTOR                                      ENERGY     ENERGY   ELECTRIC   ELECTRIC      CORP.      CORP.
                                          HOLDINGS   HOLDINGS   DELIVERY   DELIVERY    & OTHER    & OTHER      TOTAL    TOTAL
======================================= =========== ========== ========== ========== ========== ========== ========== ========
OPERATIONAL EARNINGS                           127       0.33         66       0.17        (44)     (0.07)       149     0.43
........................................ ........... .......... .......... .......... .......... .......... .......... ........
Special items                                  (11)     (0.03)         -          -        (15)     (0.04)       (26)   (0.07)
........................................ ........... .......... .......... .......... .......... .......... .......... ........
Effect of rounding                               -       0.01          -          -                 (0.01)         -        -
........................................ ........... .......... .......... .......... .......... .......... .......... ........
Preference stock dividends                       -          -          -          -          5       0.01          5     0.01
........................................ ........... .......... .......... .......... .......... .......... .......... ........
INCOME (LOSS) FROM CONT. OPERATIONS            116       0.31         66       0.17        (54)     (0.11)       128     0.37
........................................ ........... .......... .......... .......... .......... .......... .......... ........
Discontinued operations                         (3)     (0.01)         -          -         53       0.14         50     0.13
........................................ ........... .......... .......... .......... .......... .......... .......... ........
Preference stock dividends                       -          -          -          -         (5)     (0.01)        (5)   (0.01)
........................................ ........... .......... .......... .......... .......... .......... .......... ........
NET INCOME TO COMMON                           113       0.30         66       0.17         (6)      0.02        173     0.49
........................................ ........... .......... .......... .......... .......... .......... .......... ........
Average shares - diluted                                                                                                  380
........................................ ........... .......... .......... .......... .......... .......... .......... ........
Average shares - basic                                                                                                    323
........................................ ........... .......... .......... .......... .......... .......... .......... ........
Dilutive effect of sr. convertible notes                                                                                   13
==============================================================================================================================

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